                            ARTICLES OF MERGER OF
                      EMPIRE GAS OPERATING CORPORATION
                                WITH AND INTO
                           EMPIRE GAS CORPORATION
                           ______________________

                Pursuant to the provisions of Section 351.447 of the General and Business Corporation Law of Missouri, Empire Gas Corporation, a Missouri corporation ("Parent") hereby certifies that:

                1. Parent is the owner of all of the 10,448,162 issued and outstanding shares of common stock, par value $.001 per share ("Empire Common Stock") of Empire Gas Operating Corporation, a Missouri corporation (the "Subsidiary"), and Parent is the owner of all of the 100,000 shares of the Class A Preferred Stock, without par value, of Subsidiary and all of the 100,000 shares of the Class B Preferred Stock, without par value, of Subsidiary. Parent is therefore in compliance with the 90 percent ownership requirement of Section 351.447 of the General and Business Corporation Law of Missouri and it will maintain at least 90 percent ownership of all classes of stock of the Subsidiary until the issuance by the Secretary of State of a certificate of merger with respect to the merger of Subsidiary with and into Parent.

                2. Parent, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof dated June 20, 1994 and acting pursuant to Section 351.447 of the General and Business Corporation Law of the State of Missouri, approved a plan of merger of Subsidiary with and into Parent:

                WHEREAS, Empire Gas Corporation (the "Parent") is a corporation duly organized and validly existing under the laws of the State of Missouri having authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value per share ("Parent Common Stock"), of which 13,832,270 shares are outstanding; and

                WHEREAS, Empire Gas Operating Corporation (the "Subsidiary") is a corporation duly organized and validly existing under the laws of the State of Missouri having authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value per share ("Subsidiary Common Stock"), of which 10,448,162 shares are outstanding, 100,000 shares of Class A Preferred Stock, without par value, all of which are outstanding, and 100,000 shares of Class B Preferred Stock, without par value, all of which are outstanding; and

                WHEREAS, Parent owns 10,448,162 shares of the Subsidiary Common Stock and all shares of the Class A and Class B Preferred Stock, which is in excess of 90% of the issued and outstanding shares of such stock; and

                WHEREAS, the Board of Directors of Parent deems it advisable that the Subsidiary merge with and into Parent, upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Missouri (such merger hereinafter referred to as the "Merger"), and that the shares of Subsidiary Common Stock, be cancelled upon consummation of the Merger as set forth herein; and


       2 of 7

                WHEREAS, Parent intends that the Merger qualify as a tax-free transaction under Section 332 of the Internal Revenue Code of 1986 for federal income tax purposes;

                 NOW, THEREFORE, IT IS RESOLVED, that the Subsidiary be merged into Parent pursuant to Section 351.447 of the General and Business Corporation Law of the State of Missouri on the following terms and conditions:

                                  SECTION l

                      Effect of the Merger; Manner and
                  Basis of Converting and Cancelling Shares

                1.1 At the Effective Time (as hereinafter defined), Subsidiary shall be merged with and into Parent, the separate corporate existence of Subsidiary (except as may be continued by operation of law) shall cease, and Parent shall continue as the surviving corporation, all with the effects provided by applicable law. Parent, in its capacity as the surviving corporation of the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

                1.2 At the Effective Time, each share of common stock, $.01 par value per share of Subsidiary ("Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time (all of which are owned by Parent and which consist of 10,448,162 shares of common stock) shall by virtue of the Merger and without any action by Subsidiary, Parent, the stockholders of Subsidiary or Parent or any other person, be cancelled.

                1.3 At the Effective Time, each share of the Class A Preferred Stock, without par value, of Subsidiary ("Subsidiary Class A Preferred Stock") and each share of the Class B Preferred Stock, without par value, of Subsidiary ("Subsidiary Class B Preferred Stock") issued and outstanding immediately prior to the Effective Time (all of which are owned by Parent and which consist of 100,000 shares of Subsidiary Class A Preferred Stock and 100,000 shares of Subsidiary Class B Preferred Stock) shall by virtue of the Merger and without any action by Subsidiary, Parent, the stockholders of Subsidiary or Parent or any other person, be cancelled.

                1.4 Shares of stock of Parent issued and outstanding immediately prior to the Effective Time shall not be affected at all by virtue of the Merger and shall continue to be outstanding immediately after the Effective Time.

                1.5 At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of both a public and private nature, and be subject to all the restrictions, disabilities and duties of Subsidiary, and all rights, privileges, powers and franchises of Subsidiary, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares and including the obligations under the Credit Agreement dated as of May 20, 1993 between Subsidiary and First National Bank of Boston, as agent (the "Credit Agreement"), the obligations under an Indenture dated as of January 15, 1981 between Subsidiary and Continental Illinois National Bank and Trust Company of Chicago with respect to 9% Convertible Subordinated Debentures

       3 of 7

due December 31, 1998, as amended by the Supplemental Indenture No. 1 thereto dated as of December 3, 1985 and the Second Supplement to the Indenture dated December 13, 1989 (the "9% Convertible Subordinated Debenture Indenture"), the obligations under an Indenture dated as of June 7, 1983 between Subsidiary and J. Henry Schroder Bank and Trust Company with respect to 9% Subordinated Debentures due December 31, 2007 and the First Supplement thereto dated December 13, 1989 (the "9% Subordinated Debenture Indenture"), the obligations under an Indenture dated as of March 31, 1986 between Subsidiary and First Trust Company, Inc. with respect to 12% Senior Secured Debentures due 2002, as amended by the First Supplement to the Indenture dated as of December 13, 1989 (the "12% Senior Secured Debenture Indenture"), and all other choses in action, and all and every other interest, of or belonging to Subsidiary, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate, or any interest therein, vested in Subsidiary shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Subsidiary; and any claim existing or action or proceeding pending by or against Subsidiary may be prosecuted to judgment as if the Merger had not taken place and the Surviving Corporation may be substituted in its place; all with the effect set forth in Section 351.450 of the General and Business Law of Missouri (the "Missouri Law").

                1.6 At the Effective Time, the Surviving Corporation shall execute supplemental indentures assuming the obligations of Subsidiary under the 9% Convertible Subordinated Debenture Indenture, the 9% Subordinated Debenture Indenture, and the 12% Senior Secured Debenture Indenture, pursuant to Sections 13.01, 12.01, and 13.01 thereof, respectively, and shall execute or provide such additional documents as are required pursuant to those provisions.

                1.7 At the Effective Time, the Surviving Corporation shall execute assumption agreements assuming the obligations of Subsidiary under the Credit Agreement and shall execute or provide such additional documents as are required pursuant to those agreements.

                                  SECTION 2
                               Effective Time

                2.1      Upon satisfaction of the conditions set forth in
Section 4 of this Merger Agreement, Parent shall cause Articles of Merger to be executed, verified, attested to, and filed with the Secretary of State of the State of Missouri as provided in Section 351.430 and 351.435 of the Missouri Law.

                2.2 The Merger shall become effective (the "Effective Time") upon the issuance of a certificate of merger by the Secretary of State of the State of Missouri.

                                  SECTION 3
                        Articles of Incorporation and
                         By-Laws; Board of Directors


       4 of 7

                3.1 The Articles of Incorporation of Parent as in effect at the Effective Time shall govern the Surviving Corporation, until they shall be amended as provided by law.

                3.2 The By-Laws of Parent as in effect at the Effective Time, subject to alteration, amendment or repeal from time to time by the Board of Directors or the stockholders of the Surviving Corporation, shall govern the Surviving Corporation.

                3.3 The members of the Board of Directors of Subsidiary holding office immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation and the officers of Subsidiary holding office immediately prior to the Effective Time shall be the officers (holding the same positions as they held with Subsidiary immediately prior to the Effective Time) of the Surviving Corporation and shall hold such offices until the expiration of their current terms, or their prior resignation, removal or death. Exhibit A.

                                  SECTION 4
                                 Conditions

                4.1 Consummation of the Merger shall be conditioned upon (i) the receipt by Subsidiary of a waiver of Sections 8.12, 10.1.2 (solely with respect to violations of Section 8.12), and 10.1.6(c) of the Credit Agreement, and (ii) the effectiveness of the registration statement on Form S-1 filed by the Parent with respect to the offering of senior secured notes by the Parent in aggregate principal amount expected to result in aggregate offering proceeds of $100,000,000.

       5 of 7

                IT IS FURTHER RESOLVED, that the President or any Vice President of the Parent is hereby authorized to execute and verify, and the Secretary of the Parent is authorized to attest Articles of Merger effecting the Merger and to file such Articles with the Secretary of State of the State of Missouri, and to take such further action as is deemed necessary and advisable by such officers to effect the Merger.

                IN WITNESS WHEREOF, Empire Gas Corporation has caused these Articles to be executed in duplicate and verified by Stephen R. Plaster, its President, and attested by Valeria Schall, its Secretary, this 27th day of June, 1994.

                                         Empire Gas Corporation



                                         By:  /s/ Stephen R. Plaster
                                              ______________________
                                              Stephen R. Plaster
                                              President

Attest


By:   /s/ Valeria Schall
     ____________________
     Valeria Schall
     Secretary


STATE OF MISSOURI   )
COUNTY OF LACLEDE   )  ss

                   I, Valeria Schall, a notary public, do hereby certify that on the 27th day of June, 1994, personally appeared before me, Stephen
R. Plaster, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as President of Empire Gas Corporation and that the statements therein contained are true.

                                     /s/ Valeria Schall
                                     __________________
                                     Notary Public

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                   IN WITNESS WHEREOF, Empire Gas Operating Corporation has
caused these Articles to be executed in duplicate and verified by Larry Weis, its Vice President, and attested by Earl L. Noe, its Secretary, this 27th day of June, 1994.


                                    Empire Gas Operating Corporation


                                    By:  /s/ Larry Weis
                                         _______________
                                         Larry Weis
                                         Vice President


Attest


By:  /s/ Earl L. Noe
     _______________
     Earl L. Noe
     Secretary


STATE OF MISSOURI  )
COUNTY OF LACLEDE  )   ss


                   I, Jackie Day, a notary public, do hereby certify that on the 27th day of June, 1994, personally appeared before me, Earl L. Noe, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Vice President of Empire Gas Operating Corporation and that the statements therein contained are true.



                                             /s/ Jackie Day
                                            _______________
                                            Notary Public


My commission expires 11-30-97

       7 of 7

                                  Exhibit A

      OFFICERS AND DIRECTORS - EMPIRE GAS OPERATING CORPORATION  4/1/94


Officers

Robert W. Plaster                           Chairman of the Board of Chief
                                            Executive Office
Paul S. Lindsey                             Vice Chairman of the Board &
                                            Chief Operating Officer
Stephen R. Plaster                          President
Robert L. Wooldrigde                        Chief Operating Officer -
                                            Eastern
James E. Acreman                            Senior Vice President -
                                            Operations
Earl L. Noe                                 Senior Vice President -
                                            Administration
Larry A. Weis                               Vice President - Treasurer
Dwight R. Gilpin                            Vice President
Floyd J. Waterman                           Vice President
Gwen R. VanDerhoef                          Vice President

Thomas Flak                                 Vice President - Data Processing
Willis D. Green                             Vice President - Controller
Kevin B. Moran                              Vice President - Property and
                                            Tax
Valeria Schall                              Vice President
Mark Buettner                               Divisional Vice President
Robert C. Heagerty                          Divisional Vice President
Kenneth DePrinzio                           Divisional Vice President
Luther Gill                                 Divisional Vice President
Paul Stahlman                               Divisional Vice President
Charles Jones                               Regional Vice President

Business address of all of the above is:

                                             1700 S. Jefferson
                                             Lebanon, Missouri  65536

Directors

Robert W. Plaster                            Stephen R. Plaster
1700 S. Jefferson                            1700 S. Jefferson
Lebanon, Missouri  65536                     Lebanon, Missouri  65536

Paul S. Lindsey                              S.A. Spencer
1700 S. Jefferson                            685 Fifth Avenue, 14th Floor
Lebanon, Missouri  65536                     New York, NY  10022